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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 11, 2005, in the Registration Statement (Form S-1 No. 333-124874) and related Prospectus of Cavan Maritime Limited for the registration of shares of its common stock.

/s/ Ernst & Young LLP

New York, New York

August 25, 2005

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  Exhibit 23.2